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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 6, 2003


                      COURT SQUARE CAPITAL LIMITED



                      By: /s/ Anthony P. Mirra
                         ---------------------------------------------
                         Name:  Anthony P. Mirra
                         Title: Vice President and
                                Assistant Secretary



                      CITICORP BANKING CORPORATION



                      By: /s/ William H. Wolf
                         ---------------------------------------------
                         Name:  William H. Wolf
                         Title: Assistant Secretary



                      CITICORP



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary



                      CITIGROUP HOLDINGS COMPANY



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title: Assistant Secretary